Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

ROYCE & RADER, INC.

Pursuant to the General Corporation Law

of the State of Delaware

CERTIFICATE OF INCORPORATION

OF

ROYCE & RADER, INC.

We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation (which is hereinafter referred to as the Corporation) is

ROYCE & RADER, INC.

SECOND: The principal office of the Corporation in the State of Delaware is located at 129 South State Street, in the City of Dover, County of Kent. The name and address of its resident agent is the United States Corporation Company, 129 South State Street, in the City of Dover, Delaware.

THIRD: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it are as follows:

(1) To carry on a general advertising, sales promotion and publicity business both as principal and agent, to acquire and operate franchises or privileges for advertising purposes or for the buying or selling of advertising rights, franchises or privileges, to arrange and conduct advertising campaigns in newspapers, magazines and other publications, to solicit, originate, compose, devise, arrange, buy, lease, sell, deal in and contract in respect to the use of advertising copy, advertising matter, forms of advertisements and materials and articles of all kinds suitable for advertising purposes.

(2) To manufacture, construct, erect, build, purchase, or otherwise acquire, install, own, maintain, operate, deal in, repair, service, lease, license the use of, distribute, sell or otherwise dispose of, advertising devices, machines and structures for the display of advertising matter of every kind and description.

(3) To establish, carry on, own and conduct a general outdoor advertising business in all its respective branches, and in connection therewith, to purchase or otherwise acquire, hold, own, lease, develop, sell or otherwise dispose of real estate and any interest therein and space in and on buildings or structures, and to build, erect and place thereon and therein billboards, signs and all other structures suitable for advertising purposes, and to sell, let, rent, license the use of, or otherwise dispose of, space suitable for advertising purposes, in or on any of the foregoing.

(4) To engage in radio and television advertising, to represent radio and television broadcasters, advertising agencies, broadcasting companies and their agencies and representatives, and to purchase, lease, use, operate, sell and dispose of all necessary facilities, equipment, rights and privileges incident thereto.

(5) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of land, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, within or without the State of Delaware, and in any part of the world, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

(6) To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of

(a) any and all inventions, devices and processes and any and all improvements and modifications thereof;

(b) any and all letters patent of the United States of America or of any other country, state, territory or locality, domestic or foreign, and all rights connected therewith or appertaining thereto;

(c) any and all copyrights granted by the United States of America or any other country, state, territory or locality, domestic or foreign; and

(d) any and all trade-marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States or of any other country, state, territory or locality, domestic or foreign.

(7) To acquire by purchase, exchange or otherwise all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, partnerships, associations, trusts, corporations, syndicates or other entitles, engaged in any business similar to any business which the Corporation has power to conduct; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith to assume or guarantee performance of any liabilities, obligations or contracts of such persons, partnerships, associations, trusts, corporations, syndicates or other entities, and to conduct in any lawful manner the whole or any part of any business thus acquired.

(8) To participate in syndicates of all kinds; and to make and carry out contracts of underwriting of the securities of any person, partnership, association, trust, corporation, syndicate, government or subdivision or agency or instrumentality thereof, domestic or foreign, or combination, organization or entity whatsoever, domestic or foreign, and to act as manager of any underwriting or purchasing or selling syndicate.

(9) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors may determine; and to secure such securities, to the extent now or hereafter permitted by the laws of said State and by this Certificate of Incorporation, by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

(10) To acquire and to invest in, hold, sell, mortgage, pledge or otherwise dispose of, or turn to account or realize upon all forms of securities including, but not by way of limitation, stocks, bonds, debentures, notes, scrip, mortgages, certificates of indebtedness, and certificates of interest issued or created by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments or subdivisions thereof, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities or to make payment therefor by any other lawful means of payment whatsoever, and to exercise any and all rights, powers and privileges of individual ownership of interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto for any and all purposes.

(11) To aid by loan, guaranty, subsidy or any other manner whatsoever, insofar as may be permitted by law, any corporation or association, any shares of the capital stock or bonds or other securities or evidences of indebtedness of which shall be held by or for the Corporation or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, bonds or other securities or evidences of indebtedness, and the property of any such corporation or association.

(12) To have one or more offices and to carry on its operations and transact its business in all of its branches in the State of Delaware or elsewhere, and without restriction or limit as to amount, to purchase or otherwise acquire, use, hold, own, mortgage, sell, convey or otherwise dispose of real or personal property of every class and description in any of the states, districts, territories or dependencies of the United States, and in any and all foreign countries, subject always to the laws of such state, district, territory, dependency or foreign country.

(13) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities (including shares of its capital stock of any class) from time to time to such an extent and in such manner and upon such terms as the Board of Directors shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

(14) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes of attainment of any one or more of the objects herein enumerated or incidental to the powers herein specified, or which shall at any time appear conducive to or expedient for the accomplishment of any of the purposes or attainment of any of the objects hereinbefore enumerated not inconsistent with the laws of the State of Delaware; and to execute from time to time such general or special powers of attorney, and to such persons, as the Board of Directors may approve, granting to such persons all powers, either in the United States or in any other country, state or locality, which the Board of Directors may deem proper, and to revoke such powers of attorney as and when the Board of Directors may desire.

The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provisions of this or any other Article of this Certificate of Incorporation; provided that nothing herein contained shall be construed as authorizing the Corporation to issue bills, notes or other evidence of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins or as authorizing the Corporation to engage in the business of banking or insurance or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware; and provided, further, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), all of which shall be designated as Common Stock and shall be $1 par value.

Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation of any class shall, as such holder, have any right to purchase or subscribe for (a) any stock of any class now or hereafter authorized, or any warrants, options, or other instruments that shall confer upon the holders thereof the right to subscribe for or purchase or receive from the Corporation any stock of any class which the Corporation may issue or sell, whether or not the same shall be exchangeable for any stock of the Corporation of any class, or (b) any obligation which the Corporation may issue or sell that shall be convertible into or exchangeable for any shares of the capital stock of the Corporation of any class or to which shall be attached or appurtenant any options, or other instruments that shall confer upon the holders of such obligations, warrants, options or other instruments the right to subscribe for or purchase or receive from the Corporation any shares of its capital stock of any class or classes now or hereafter authorized.

FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

SIXTH: The names and places of residence of the incorporators are as follows:

Names	Residences
Wirt P. Marks, III	74 North Street, Greenwich, Connecticut

Roger Mulvihill	505 East 79th Street, New York, N.Y. 10021

John F. Lemon	508 East 78th Street New York, N.Y. 10021

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH: The number of directors of the Corporation shall be not less than three (3), shall be fixed by the By-laws and may be altered from time to time as may be provided therein. In case of any increase in the number of directors, whether or not by amendment of the By-laws by the Board of Directors, or in case of any vacancy on the

Board of Directors howsoever caused, the additional directors may be elected or the vacancy filled by the Board of Directors or by the stockholders in accordance with the laws of the State of Delaware. The By-laws may prescribe the number of directors necessary to constitute a quorum, which number may be less than a majority of the whole Board of Directors but not less than one-third of the whole Board of Directors. The election of directors of the Corporation need not be by ballot unless the By-laws shall so require.

TENTH: The stockholders and the Board of Directors shall have power to hold their meetings within or without the State of Delaware at such place or places as from time to time may be designated by the By-laws, or in case of the Board of Directors, by resolution of the Board or by consent of all its members.

ELEVENTH: Without limiting the generality of any other matters herein contained:

(a) The Board of Directors shall have the power without the assent or vote of the stockholders, to fix the time for the declaration and payment of dividends, to fix and vary the amount to be reserved as working capital, and to authorize and to cause to be executed mortgages and liens upon the real and personal property of the Corporation, including after-acquired property, to determine the use and disposition of any surplus or net profits arising from the business of the Corporation and to use and apply any such surplus or net profits for the purchase or acquisition of bonds or other obligations or shares of stock of the Corporation, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and shares of stock of the Corporation so purchased or acquired may be resold.

(b) All corporate powers, including, but not limited to, the power to fix, and from time to time to change, the compensation to be paid to members of the Board of Directors, and to members of any committee of the Board of Directors, shall be exercised by the Board of Directors, without the assent or other action of the stockholders, except as otherwise expressly provided by law or by this Certificate of Incorporation or by the By-laws of the Corporation.

(c) Without assent or other action of the stockholders, unless otherwise expressly provided by law or by this Certificate of Incorporation, the Board of Directors may purchase, acquire, hold, lease, mortgage, pledge, grant options with respect to, sell and convey such property, real or personal, without as well as within the State of Delaware, as the Board of Directors may, from time to time, determine; and, in payment for any property, it may issue or cause to be issued stock of the Corporation, bonds, debentures or other obligations thereof, secured or unsecured.

(d) The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of .he Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.

TWELFTH: Subject to any limitations that may be Imposed by the stockholders, the Board of Directors may make By-laws and from time to time may alter, amend or repeal any By-laws.

THIRTEENTH: No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

FOURTEENTH: Each director and officer of the Corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation against all expenses (including costs and attorneys’ fees), actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding to which he may be made a party by reason of his being or having been such director or officer, or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Corporation) in reasonable settlement of any such action, suit or proceeding. where it is in the interest of the Corporation that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such director or officer is liable for negligence or misconduct in the performance of his duties as such. The right of indemnification herein provided for shall not be exclusive of other rights to which any director or officer or person may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer, and shall inure to the benefit of the heirs, executors and administrators of such director or officer,

FIFTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SIXTEENTH: The Corporation reserves the right to amend, alter, repeal or make additions to any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of the State of Delaware and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 27th day of December, 1965.

/s/ Wirt P. Marks, III
Wirt P. Marks, III

/s/ Roger Mulvihill
Roger Mulvihill

/s/ John F. Lemon
John F. Lemon

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

The name of the corporation (hereinafter called the “corporation”) is ROYCE & RADER, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on July 6, 2000

/s/ Gene L. Wexler
Name:	Gene L. Wexler
Title:	Vice President and General Counsel